FOR RELEASE May 9, 2012

Contact: ICR, Inc.

Robert Koepp

(+86) 10-6583-7516

(646) 328-2510

Chindex International, Inc. Reports Financial Results for the
First Quarter of 2012

Bethesda, Maryland – May 9, 2012 – Chindex International, Inc. (NASDAQ: CHDX), an American health care company providing health care services in China through the operations of United Family Healthcare, a network of private primary care hospitals and affiliated ambulatory clinics, today announced financial results for the first quarter of 2012 ended March 31, 2012.

First Quarter 2012 Financial Highlights

•	Revenue from healthcare services increased 34% to $32.5 million from $24.2 million in the prior year period.

•	Adjusted EBITDA rose to $5.5 million, compared to Adjusted EBITDA of $2.0 million in the prior year period.

•	Income from operations was $625,000 compared to a loss from operations of $293,000 in the prior year period, primarily due to continuing growth in existing service lines.

•	Net loss was $531,000, or $0.03 per diluted share, compared to a net loss of $1.2 million, or $0.08 per diluted share, in the prior year period.

•	Development, pre-opening and start-up expense was $3.2 million compared to $798,000 in the prior year period.

Roberta Lipson, President and CEO of Chindex, commented, “I am pleased that we started 2012 with outstanding top-line results for the first quarter as revenue grew 34% year-over-year to $32.5 million. This performance was mainly attributable to increased traffic at our facilities in Beijing and Shanghai, as well as early contribution from our expansion projects. Adjusted EBITDA more than doubled in the quarter to $5.5 million, representing a 17% margin well in-line with our target profitability levels and a healthy profit margin for a hospital services company in an expansion phase.”

“We believe Adjusted EBITDA metrics continue to be the most important quantitative measure for our operational performance in the context of our ongoing expansion activities and the ramp-up of new facilities. During this quarter, our GAAP bottom-line was impacted by two notable items. First, as expected, we incurred significant development expenses for our expansion projects in Beijing and Tianjin. In particular, lease and development expenses related to the initiation of construction of the Beijing Rehab project were substantial. Yet we are already starting to see returns from such investments in growth at the already operational new facilities. Our newly opened hospital in Tianjin, for example, is now fully staffed and has begun to contribute revenues in addition to the excellent revenue growth we are seeing at our newly expanded Beijing facility. The second major factor impacting our bottom line was the requirement to recognize a provision for income tax of $1.3 million during the period. This figure was primarily generated by development and start-up entities that cannot recognize tax benefits on losses generated during their ramp-up stage of development.”

“Looking forward to the remainder of the year, we believe Chindex will benefit from favorable government policies, growing market demand, as well as revenue acceleration from our recently expanded facilities and services,” Ms. Lipson continued. “As we have been building up our United Family Healthcare brand and strengthening our market positioning, we have witnessed strong growth from our local Chinese patient base, indicating success at diversification of our traditional patient base, which had been mainly comprised of expatriate patients. This reinforces our belief in the great potential of our expanding hospital network to serve more consumers in China’s increasingly affluent metropolitan cities. Also encouragingly, new government policies allow Chinese physicians who are based at university hospitals to now also provide services at private hospitals without having to give up their academic positions. This significantly widens UFH’s available talent pool of high-quality physicians and surgeons.”

First Quarter 2012 Financial Results

First quarter 2012 revenue from healthcare services increased 34% to $32.5 million from $24.2 million in the prior year period. These results reflect continued growth of inpatient and outpatient volume across the United Family Healthcare network as well as nascent contributions from the phased expansion of the Company’s flagship hospital in Beijing. Outpatient services contributed 62% and inpatient services contributed 38% of revenue, consistent with the prior year period. By service line, surgical services contributed 19%, OB/GYN contributed 15%, pediatrics contributed 7%, ancillary services contributed 34% and other clinical service lines contributed 25% of revenue.

Operating expenses for the three months ended March 31, 2012 increased 30% to $31.9 million from $24.5 million in the prior year period. These costs were primarily driven by the Company’s ongoing expansion efforts. Salaries, wages and benefits in the first quarter of 2012 increased 25% to $18.5 million from $14.8 million in the prior year period, reflecting a 34% increase in headcount to support revenue growth and development activities. Development, pre- and post-opening and start-up expenses related to facilities (including the new Beijing United Family Rehabilitation Hospital, the ramp-up at Tianjin United Family and new facilities expansion at Beijing United and Shanghai Pudong) were $3.2 million this quarter, compared to $798,000 for the prior year period. Operating expenses also included certain non-cash expenses including $614,000 of stock-based compensation expense compared to $1.2 million for the prior year period.

Adjusted EBITDA in the first quarter of 2012 increased 175% to approximately $5.5 million versus $2.0 million in the prior year period. The Adjusted EBITDA margin in current period was 17%, in line with the Company’s target levels. The Adjusted EBITDA metrics illustrate the consistent profitability and expanding earnings base of existing UFH facilities.

Income from operations was $625,000 compared to a loss from operations of $293,000 in the prior year period, reflecting robust revenue growth.

The Company recorded a $1.3 million provision for taxes in the first quarter of 2012 compared to $787,000 in the prior year period. The current period provision was heavily impacted by losses in development and start-up entities for which the Company cannot currently recognize tax benefits.

Net loss for the quarter ended March 31, 2012 was $531,000, or $0.03 per diluted share, compared to a net loss of $1.2 million, or $0.08 per diluted share, in the prior year period. For the first quarter of 2012, weighted average diluted shares outstanding were 16.3 million.

As of March 31, 2012, the Company had $43.6 million in unrestricted cash, cash equivalents and investments.

Chindex Medical Limited

The Chindex Medical Limited joint venture (CML) between Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (“Fosun Pharma”) and Chindex International began operations on January 1, 2011. This strategic venture merged the former Medical Products division of Chindex International and select medical device companies of Fosun Pharma. Fosun Pharma owns 51% and Chindex owns 49% of the CML joint venture. Chindex recognizes its 49% interest in CML’s net income using the equity method of accounting. As of March 30, 2012, all legal formalities related to the final closing of the formation of the joint venture were completed.

For the first quarter of 2012, Chindex recognized income of $98,000, for its 49% equity in the operating results of CML. This consisted of income of $226,000, respectively, for the stand-alone net income of CML (after recognition of stock-based compensation expense) and after deducting $128,000, for the amortization of basis differences attributable to acquired intangibles.

Non-GAAP Measures

The Company presents Adjusted EBITDA to better illustrate ongoing operational results. Adjusted EBITDA is defined as income (loss) before interest expense, interest and other income, income taxes, depreciation and amortization, and also excludes development, pre-opening and start-up expenses related to new and pending hospitals and clinics, equity in earnings (loss) income of unconsolidated affiliate, non-recurring charges for Chindex Medical Limited (CML) joint venture formation and effect of change in corporate cost allocations. The Company anticipates recurring development, pre-opening and start-up expense and notes that such expense is a basic element of the long term growth plan. Management believes that providing an Adjusted EBITDA analysis to investors is a helpful metric to better illustrate the Company’s operations, including development plans, and changes in presentation from historical periods. The Company uses Adjusted EBITDA for business planning and other purposes. Other companies may calculate Adjusted EBITDA differently, and therefore Chindex’s Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is not a measure of financial performance under U.S. generally accepted accounting principles (GAAP), and should not be considered in isolation or as an alternative to net income (loss), cash flows from operating activities and other measures determined in accordance with GAAP. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of the Company’s business, and, therefore, Adjusted EBITDA should only be used as a supplemental measure of operating performance.

Conference Call

Management will host a conference call at 8:00 am ET Thursday morning on May 10, 2012 to discuss financial results. To participate in the conference call, U.S. domestic callers may dial 1-877-303-9231 and international callers may dial 1-760-666-3567 approximately 10 minutes before the conference call is scheduled to begin. A telephone replay will be available from the day of the call until May 17, 2012 by dialing (U.S. domestic) 1-855-859-2056 or (international) 1-404-537-3406, passcode 74986142. A webcast of the earnings call will be accessible via Chindex’s website at http://ir.chindex.com/events.cfm.

About Chindex International, Inc.

Chindex is an American health care company providing health care services in China through the operations of United Family Healthcare, a network of private primary care hospitals and affiliated ambulatory clinics. United Family Healthcare currently operates in Beijing, Shanghai, Tianjin and Guangzhou. The Company also provides medical capital equipment and products through Chindex Medical Ltd., a joint venture company with manufacturing and distribution businesses serving both domestic China and export markets. With thirty years of experience, the Company’s strategy is to continue its growth as a leading integrated health care provider in the Greater China region. Further company information may be found at the Company’s website at http://www.chindex.com.

Safe Harbor Statement

Statements made in this press release relating to plans, strategies, objectives, economic performance and trends and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, the factors set forth under the heading “Risk Factors” in the Company’s Transition Report on Form 10-K for the twelve months ended December 31, 2011, updates and additions to those “Risk Factors” in the Company’s interim reports on Form 10-Q, Forms 8-K and in other documents filed by us with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential,” or “continue” or similar terms or the negative of these terms. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Financial Summary Attached

CHINDEX INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three months ended March 31,
	2012	2011

Healthcare services revenue	$32,512	$24,185

Operating expenses
Salaries, wages and benefits	18,537	14,755
Other operating expenses	4,985	4,319
Supplies and purchased medical services	4,096	2,635
Bad debt expense	765	432
Depreciation and amortization	1,651	1,137
Lease and rental expense	1,853	1,200
	31,887	24,478

Income (loss) from operations	625	(293)

Other income and (expenses)
Interest income	139	142
Interest expense	(124)	(103)
Equity in income (loss) of unconsolidated	98	(147)
affiliate
Miscellaneous (expense) — net	(10)	(42)
Income (loss) before income taxes	728	(443)
Provision for income taxes	(1,259)	(787)

Net loss	$(531)	$(1,230)

Net loss per common share — basic	$(.03)	$(.08)
Weighted average shares outstanding — basic	16,291,792	16,075,847

Net loss per common share — diluted	$(.03)	$(.08)
Weighted average shares outstanding — diluted	16,291,792	16,075,847

CHINDEX INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$38,955	$33,755
Investments	4,556	26,394
Accounts receivable, less allowance for doubtful accounts of $9,078 and $8,300, respectively	15,534	13,947
Receivables from affiliates	11,566	10,984
Inventories of supplies, net	1,877	2,307
Deferred income taxes	3,970	3,887
Other current assets	6,246	4,652

Total current assets	82,704	95,926
Restricted cash and sinking funds	12,052	1,030
Investments	—	100
Investment in unconsolidated affiliate	33,931	33,728
Property and equipment, net	72,490	65,465
Noncurrent deferred income taxes	472	424
Other assets	2,750	2,719

Total assets	$204,399	$199,392

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,007	$3,957
Payable to affiliates	11,012	9,404
Accrued expenses	11,963	11,735
Other current liabilities	6,191	5,549
Income taxes payable	2,242	2,141

Total current liabilities	37,415	32,786
Long-term debt and convertible debentures	23,891	23,818
Long-term deferred tax liability	288	287

Total liabilities	61,594	56,891

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 500,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 28,200,000 shares authorized, including 3,200,000 designated Class B:
Common stock – 15,657,816 and 15,652,917 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	157	157
Class B stock – 1,162,500 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	12	12
Additional paid-in capital	119,560	118,930
Retained earnings	13,960	14,891
Accumulated other comprehensive income	9,116	8,911

Total stockholders’ equity	142,805	142,501

Total liabilities and stockholders’ equity	$204,399	$199,392

CHINDEX INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three months ended March 31,
	2012	2011
OPERATING ACTIVITIES
Net loss	$(531)	$(1,230)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,651	1,137
Inventory write down	11	(1)
Provision for doubtful accounts	765	432
Loss on disposal of property and equipment	5	49
Equity in income of unconsolidated affiliate	(98)	147
Deferred income taxes	(126)	(354)
Stock based compensation	614	1,202
Foreign exchange (gain) loss	214	(19)
Amortization of debt issuance costs	2	2
Amortization of debt discount	62	63
Changes in operating assets and liabilities:
Restricted cash	1,052	—
Accounts receivable	(2,333)	264
Accounts receivable from affiliates	(583)	8,060
Inventories of supplies	421	(3)
Other current assets and other assets	(1,630)	1,070
Accounts payable, accrued expenses, other current liabilities and deferred revenue	1,192	5,001
Accounts payable to affiliates	1,609	1,181
Income taxes payable	99	(278)

Net cash provided by operating activities	2,396	16,723

INVESTING ACTIVITIES
Purchases of short-term investments and CDs	—	(20,265)
Proceeds from redemption of CDs	21,970	21,987
Purchases of property and equipment	(7,141)	(8,064)

Net cash provided by (used in) investing activities	14,829	(6,342)

FINANCING ACTIVITIES
Restricted cash for sinking funds	(12,051)	—
Proceeds from exercise of stock options and warrants	16	114

Net cash (used in) provided by financing activities	(12,035)	114

Effect of foreign exchange rate changes on cash and cash equivalents	10	98

Net increase in cash and cash equivalents	5,200	10,593
Cash and cash equivalents at beginning of period	33,755	32,007

Cash and cash equivalents at end of period	$38,955	$42,600

Supplemental disclosures of cash flow information:
Cash paid for taxes	$1,289	$1,418
Non-cash investing and financing activities consist of the following:
Change in Property and equipment additions included in accounts payable	$216	$(561)

The table below reconciles our consolidated net loss to Adjusted EBITDA (in thousands)

	Three months ended March 31,
	2012	2011
Consolidated net loss	$(531)	$(1,230)

Adjustments:
Depreciation and amortization	1,651	1,137
Provision for income taxes	1,259	787
Interest expense	124	103
Interest and other income, net	(129)	(100)
Development, pre-opening and start-up expense	3,203	798
Equity in earnings of unconsolidated affiliate	(98)	147
Non-recurring charges for CML JV formation	—	400
	6,010	3,272

Adjusted EBITDA	$5,479	$2,042